UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K


                            Current Report


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                             July 18, 1997
                   (Date of earliest event reported)




                        XLConnect Solutions, Inc.
                        -------------------------
           (Exact name of registrant as specified in its charter)




          Pennsylvania                 0-28892             23-2832796
(State or other jurisdiction of      Commission          (IRS Employer
 incorporation or organization)      file number       Identification No.)



                 411 Eagleview Boulevard, Exton, PA    19341
         (Address of principal executive offices)    (Zip Code)


                            (610) 458-5500
          (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
-------
On July 18, 1997, XLConnect Solutions, Inc. (the "Company") and Intelligent Electronics, Inc. ("IE"), its 80% shareholder, completed a transaction with GE Capital Information Technology Solutions Acquisition Corp. ("Buyer"), a subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"), whereby the Company sold to Buyer specified "Power-by-the-Hour" managed service contracts and related assets, consisting principally of accounts receivable and fixed assets. In the transaction, IE also sold the majority of its direct computer sales operations to Buyer. The transaction was pursuant to an Asset Purchase Agreement dated July 1, 1997, as amended on July 18, 1997 (the "Purchase Agreement"). The Purchase Agreement includes mutual one year non-competition and non-hire provisions between the parties.

Of the total purchase price of approximately $136 million paid by Buyer in the transaction, the Company received $9,283,000 (based on the estimated net book value of the assets sold of approximately $4,533,000). The purchase price is subject to adjustment after closing based on the actual net book value of such assets as of the closing date. A portion of the purchase price due to IE was placed in escrow pending receipt of certain third-party consents and to fund purchase price adjustments and obligations of IE and the Company under the Purchase Agreement, including the obligation to repurchase from Buyer any transferred accounts receivable which remain uncollected after 120 days.

The Company has agreed to repay IE for any of the Company's accounts receivable required to be repurchased by IE and for certain other liquidated damages incurred by IE to Buyer as a result of the non-performance of certain undertakings by the Company in the Purchase Agreement. The Company has also agreed to reimburse IE for any losses by reason of the indemnification undertakings in the Purchase Agreement arising out of or based upon misrepresentations or material breaches of covenants in the Purchase Agreement by the Company. IE has agreed to indemnify, defend and hold harmless the Company from any claim asserted against or liability imposed on the Company under the Purchase Agreement arising out of or based upon misrepresentations or material breaches of covenants in the Purchase Agreement by IE.



Item 7.  Financial Statements and Exhibits
-------
(b)  Pro forma Financial Information
     -------------------------------
     The Company intends to file pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than September 30, 1997.

(c)  Exhibits
     --------
2.1 Asset Purchase Agreement between GE Capital Information Technology Solutions Acquisition Corp. and IE and certain of its subsidiaries dated as of July 1, 1997.

2.2 First Amendment to Asset Purchase Agreement between GE Capital Information Technology Solutions Acquisition Corp. and IE and certain of its subsidiaries dated as July 18, 1997.

2.3 Agreement between the Company, IE and certain of its subsidiaries dated as of July 18, 1997 relating to allocation of purchase price and indemnities.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      XLCONNECT SOLUTIONS, INC.



Date: August 1, 1997                  By: /s/ Stephanie D. Cohen
                                          ---------------------------------
                                          Stephanie D. Cohen
                                          Executive Vice President and
                                          Chief Financial Officer